UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2017

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 28, 2017, United Therapeutics Corporation (the “Company”) held its 2017 Annual Meeting of Shareholders. The Company’s shareholders considered four matters, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2017. The final voting results for the meeting are as follows:

1.              Election of Class III directors, each to serve a term of three years:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Raymond Dwek	35,990,648	2,810,496	11,094	1,642,136
Christopher Patusky	36,556,052	2,245,023	11,163	1,642,136
Tommy Thompson	33,183,982	5,617,324	10,932	1,642,136

2.              An advisory resolution to approve executive compensation:

Votes for:	31,165,686
Votes against:	7,622,261
Abstentions:	24,291
Broker non-votes:	1,642,136

3.              A vote on the frequency of future advisory votes to approve executive compensation:

One year:	34,262,755
Two years:	17,215
Three years:	4,519,394
Abstentions:	12,874
Broker non-votes:	1,642,136

4.              Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017:

Votes for:	39,911,602
Votes against:	528,207
Abstentions:	14,565
Broker non-votes:	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: June 29, 2017	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel